EXHIBIT 10.14

                     TSISOCCER.COM ASSET TRANSFER AGREEMENT


                  TSISOCCER.COM ASSET TRANSFER AGREEMENT (this "Agreement") is entered into as of April 1, 1999 by and between iTurf Inc., a Delaware corporation ("Buyer") and TSI Soccer Corporation, a North Carolina corporation ("Seller").


                                    RECITALS

                  Seller is engaged in the business of selling soccer clothing, accessories and related merchandise at the retail level (the "Business"); and

                  Seller has agreed to sell and assign to Buyer, and Buyer has agreed to purchase and assume, the Purchased Assets (as defined below) associated on the terms set forth in this Agreement.

                  THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1.       Sale and Purchase of Assets.

                           1.1      Sale of Assets to Buyer. Seller hereby
agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller at the Closing (as defined below), all of Seller's right, title and interest in and to the Purchased Assets as those assets exist on the Closing Date (as defined below), free and clear of any security interest, lien, charge, option, restriction on transfer, claim or other encumbrance (a "Lien"). The term "Purchased Assets" as used herein means the TSISoccer.com Internet domain name, the goodwill associated with that domain name and the HTML code, graphics and other copyrightable work existing on the TSISoccer.com web site as it exists on the Closing Date (as defined below).

                           1.2      Limitation on Assumption of Liabilities.
Buyer shall not assume or be responsible for any liabilities or obligations of Seller relating to the Purchased Assets or otherwise, prior to or after the Closing Date, and Seller shall pay, perform and discharge all such liabilities and obligations.

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                  2. Purchase Price. The full consideration (the "Purchase
Price") for the Purchased Assets shall be that number of shares of Class A Common Stock, par value $.01 per share, of Buyer equal to the quotient obtained by dividing $25,000 by the initial public offering price per share of the Class A Common Stock, to be issued and delivered on the Closing Date to Seller and evidenced by a stock certificate or certificates in the name(s) designated by Seller at least two days prior to Closing.

                  3.       Closing.

                           3.1      Date of Closing. The closing of the
transactions contemplated by this Agreement (the "Closing") shall take place on the closing date of Buyer's initial public offering of its Class A Common Stock, at 10:00 A.M. at the offices of Buyer, 435 Hudson Street, New York, New York 10014 or on such other date or at such other time and place as the parties may mutually agree. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

                           3.2      Closing Deliveries. At the Closing, Seller
shall deliver a bill of sale or other instrument of assignment covering the Purchased Assets and Buyer shall deliver to Seller the stock certificate or certificates referred to in Section 2 hereof.

                  4. Representations and Warranties by Seller.

                  Seller represents and warrants as follows:

                           4.1      Organization and Authority. Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has the full corporate power and authority to enter into and to perform its obligations under this Agreement and any and all agreements, instruments, or other documents delivered or to be delivered pursuant to this Agreement ("Related Agreements") and to own and lease its assets and to operate the Business as it is now being conducted.

                           4.2      Authorization. The execution, delivery and
performance by Seller of this Agreement and any Related Agreements to which Seller is party have been duly authorized by all necessary corporate and stockholder action of Seller, and this Agreement and any Related Agreements to which Seller is party constitute the valid and binding obligations of Seller, enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                           4.3      No Conflict. The execution, delivery and
performance by Seller of this Agreement and any Related Agreements to which Seller is party does not and will not (i) violate or conflict with the certificate of incorporation or by-laws of Seller, and will not conflict with, or result in a breach or termination of or constitute a default under, any lease,

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agreement, commitment or other instrument, or any order, judgment or decree, by which Seller is a party, or to which the Purchased Assets are subject; (ii) constitute a violation by Seller of any law, regulation, ordinance, order, writ, judgment, injunction, decree or other requirement of any governmental body or court applicable to Seller or any of its properties; or (iii) result in the creation of any Lien upon the Purchased Assets. No consent, approval or authorization of, or designation, declaration or filing with, any person, entity or governmental authority is required in connection with the execution, delivery and performance of this Agreement.

                           4.4      Title to Assets. Seller has and will
transfer to Buyer at the Closing, and at the Closing, Buyer will receive, good and marketable title to the Purchased Assets, free and clear of any Lien.

                           4.5      Investment Intent. Seller is acquiring
Buyer's Class A Common Stock pursuant hereto for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Seller understands that such shares of Class A Common Stock have not been registered for sale under the Securities Act of 1933 or qualified under applicable state securities laws and that such securities will be delivered to Seller pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this Section 4.5 are given with the intention that Buyer may rely thereon for purposes of claiming such exemptions. Seller understands that such securities cannot be sold unless registered under the Securities Act of 1933 and qualified under applicable state securities laws or unless an exemption from such registration and qualification is available.

                  5.       Representations and Warranties by Buyer.

                  Buyer represents and warrants to Seller as follows:

                           5.1      Organization. Buyer is a corporation duly
organized, validly existing and in good standing under the law of the State of Delaware and has the full corporate power and authority to enter into and perform this Agreement and any Related Agreements to which Buyer is a party in accordance with its terms.

                           5.2      Authorization. The execution, delivery and
performance by Buyer of this Agreement and any Related Agreements to which Buyer is a party have been duly authorized by all necessary corporate action of Buyer and this Agreement and any Related Agreements to which Buyer is a party constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                           5.3      No Conflict. The execution, delivery and
performance by Buyer of this Agreement and any Related Agreements to which Buyer is a party will not (i) conflict with the certificate of incorporation and by-laws of Buyer and will not conflict with or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which Buyer is a party or by which Buyer is bound, or (ii) constitute a violation by Buyer of any law, regulation, ordinance, order, writ, judgment, injunction, decree or other requirement of any governmental body or court applicable to Buyer. No consent, approval or authorization of, or designation, declaration or filing with, any person, entity or governmental authority is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement.

                  6.       Miscellaneous.

                           6.1 Notices. Any notice or other communication under
this Agreement shall be in writing and shall be considered given when delivered personally, one day after delivery by a reputable overnight courier (receipt confirmed), or four days after the postmark date if mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):



                                    If to Buyer, to it at:

                                            iTurf Inc.
                                            435 Hudson Street
                                            New York, NY  10014
                                            Attention: President

                                    If to Seller, to it at:

                                            c/o dELiA*s Inc.
                                            435 Hudson Street
                                            New York, NY  10014
                                            Attention: President

                           6.2      Further Assurances. Each party shall use all
reasonable efforts to take, cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                           6.3      Governing Law. This Agreement shall be
governed by and construed in accordance with the law of the State of New York, without giving effect to principles governing conflicts of law.

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                           6.4      Assignment. Neither party may assign this
Agreement, any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party hereto.

                           6.5      Expenses. Each party shall bear its own
expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it hereunder.

                           6.6      Counterparts. This Agreement may be
executed in one or more counterparts, which together shall constitute a single instrument.

                           6.7      Entire Agreement. This Agreement, including
the schedules and exhibits, contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes any previous agreements between them relating to that subject matter, and cannot be amended, modified or terminated except in a written document executed by all the parties hereto.


                            [SIGNATURE PAGE FOLLOWS]

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           [SIGNATURE PAGE TO TSISOCCER.COM ASSET TRANSFER AGREEMENT]

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


                                   iTurf Inc.


                                   By:/s/Alex S. Navarro
                                      ---------------------
                                      Name: Alex S. Navarro
                                      Title: Chief Operating Officer


                                   TSI Soccer Corporation


                                   By:/s/ Alex S. Navarro
                                      ---------------------
                                      Name: Alex S. Navarro
                                      Title: Senior Vice President